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Exhibit 10.7

1998 IMS HEALTH INCORPORATED
EMPLOYEES' STOCK INCENTIVE PLAN

(As amended and restated effective May 2, 2003)

1.     Purpose of the Plan

        The purpose of the Plan is to aid the Company and its Subsidiaries in securing and retaining employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

  (a)
  Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

  (b)
  Annual Limit: The limitation on the amount of certain Awards intended to qualify as "performance-based compensation" that may be granted to a given Participant each year.

  (c)
  Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

  (d)
  Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

  (e)
  Board: The Board of Directors of the Company.

  (f)
  Change in Control: The occurrence of any of the following events after Effective Date:

  (i)
  any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

  (ii)
  during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f) (i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (iii)
    the shareholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

    (iv)
    the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

    (v)
    the Board determines that a Change in Control shall be deemed to have occurred for purposes of the Plan, provided that the Board may impose limitations on the effects of a Change in Control on any Award or otherwise if the Change in Control has occurred under this Section 2(f)(v) and not under other subsections of this Section 2(f).

  (g)
  Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

  (h)
  Cognizant: Cognizant Corporation, a Delaware corporation.

  (i)
  Committee: The Compensation and Benefits Committee of the Board.

  (j)
  Company: IMS Health Incorporated, a Delaware corporation.

  (k)
  Disability: Inability of a Participant to perform the services for the Company and its Subsidiaries required by his or her employment with the Company due to any medically determinable physical and/or mental incapacity or disability which is permanent. The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

  (l)
  Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

  (m)
  Fair Market Value: With respect to Shares, unless otherwise determined by the Committee, on a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the Nasdaq System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the Nasdaq System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

  (n)
  LSAR: A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

  (o)
  Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

  (p)
  Option: A stock option granted pursuant to Section 7 of the Plan.

  (q)
  Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

  (r)
  Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

  (s)
  Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

  (t)
  Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

  (u)
  Plan: The 1998 IMS Health Incorporated Employees' Stock Incentive Plan.

  (v)
  Retirement: Termination of employment with the Company or a Subsidiary after such Participant has attained age 65 or age 55 and five years of service with the Company. The foregoing notwithstanding, the term "Retirement" shall mean any termination of employment with the prior written consent of the Committee that the termination be treated as a Retirement.

  (w)
  Shares: Shares of common stock, par value $0.01 per Share, of the Company.

  (x)
  Spinoff Date: The date on which the Shares that are owned by Cognizant are distributed to the holders of record of shares of Cognizant.

  (y)
  Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

  (z)
  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.     Shares Subject to the Plan

  (a)
  Aggregate Share Limitations. Subject to adjustment as provided in Section 10(a), the total number of Shares which may be issued and/or delivered under the Plan is 29,783,765 plus the number of Shares reserved for awards under the IMS Health Incorporated Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards (the "Replacement Plan") that are not in fact issued or delivered in connection with such awards; provided however, that, in no event may more than 2,645,529 shares be issued or delivered in connection with "full-value Awards" granted after May 2, 2003. For this purpose, "full-value Awards" means equity Awards other than Options or SARs for which a Participant does not pay or surrender rights to payment equal to at least the Fair Market Value of the Award determined at the date of grant. The Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of Shares to the Participant (or a Beneficiary), including the number of Shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award or the number of Shares subject to an Award but not delivered upon exercise of the Award, will become available for Awards under the Plan, and Shares shall be counted as issued or delivered under the Replacement Plan in a manner consistent with the counting of Shares under this Section 3. In addition, in the case of any Award granted in substitution for awards of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be deemed to be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. These share counting rules apply to all limitations specified in this Section 3(a).

  (b)
  Annual Per-Person Limitations. In each calendar year during any part of which the Plan is in effect, a Participant may be granted Awards under each of Section 7, Section 8, and Section 9(b) relating to up to the Participant's Annual Limit (such Annual Limit to apply separately to each Section). A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares plus the amount of the Participant's unused Annual Limit as of the close of the previous year, subject to adjustment as provided in Section 10(a).

4.     Administration

  (a)
  Authority of the Committee. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall require payment of any amount it may determine to be necessary to withhold for minimum statutory withholding requirements for federal, state, local or other taxes as a result of the exercise or settlement of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery in shares or (ii) having shares withheld by the Company from any shares that would have otherwise been received by the Participant. No authority to withhold shares is conferred under the Plan to the extent that, solely due to such authority, an Award would be accounted for as a "variable" award under APB 25. The Committee may, in its discretion, grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. The Committee may delegate to officers of the Company, or committees thereof, the authority to grant awards to the fullest extent permitted by Section 157 and other applicable provisions of the Delaware General Corporation Law, subject to such rules as the Committee may specify. In furtherance of this delegation of authority, if the chief executive officer of the Company is a member of the Board, the chief executive officer shall have the authority to grant Awards of up to an aggregate of 50,000 Shares (or such other amount as may be specified by the Committee) in each calendar year to each Participant who is not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to delegated authority under this Section 4(a).

  (b)
  Restriction on Repricing. Without the prior approval of the Company's shareholders, Options granted under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted Option. For this purpose, the term "repriced" shall mean: (i) amending the terms of an Option after it is granted to lower its exercise price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

5.     Eligibility

        Employees (but not members of the Committee or any person who serves only as a director) of the Company and its Subsidiaries are eligible to be granted Awards. In addition, any person who has been offered employment by the Company or a Subsidiary is eligible to be granted Awards, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced such employment. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.     Limitations

  (a)
  In addition to any per-Participant limitation on the number of shares to be subject to awards that may be applicable under the 1998 IMS Health Employees Stock Incentive Plan or IMS Health Incorporated 2000 Stock Incentive Plan (The "Plans") or may otherwise be specified by this Committee, the maximum number of options or other awards that may be granted by all officers to whom authority has been delegated shall be 1 million shares in any one fiscal year under each such Plan plus the number of shares specifically approved for awards to be granted under delegated authority in that year, as specified in separate resolutions from time to time adopted by this Committee.

  (b)
  Only employees of the Corporation or a subsidiary of the Corporation may be granted awards pursuant to delegated authority, and other limitations on the persons to whom awards may be granted shall apply as specified by the Plan or the Committee. For this purpose, however, a person who, at the time of commencement of employment will become a director or executive officer of the Corporation and who will be granted awards at that time shall not be deemed to be subject to Section 16 for purposes of the delegation of authority under Section 4(a) of the Plan.

  (c)
  Subject to the limitations specified in the Plans and any resolutions of the Committee, the officers to whom authority to grant awards under the Plans is delegated may determine the persons to receive the awards, the type of awards, the number of awards, and the date of grant of the awards. Such officers shall exercise no discretion over other terms of the awards. The Option Price of any Option granted pursuant to delegated authority shall be 100% of Fair Market Value of the underlying shares at the date of grant, unless otherwise determined by this Committee. No cash consideration shall be payable for the grant or exercise of any restricted stock units or similar awards, except to the extent required by law or as otherwise determined by this Committee. Vesting terms, forfeiture terms, expiration dates, and other terms and conditions of any option or award granted pursuant to delegated authority shall be as specified in the applicable Plan and the form of option or award agreement in current use under the applicable Plan for an employee of the same employment or compensation level, unless otherwise determined by the Committee.

  (d)
  No grant of restricted stock may be made pursuant to delegated authority (restricted stock units may be granted, however).

  (e)
  No officer to whom authority has been delegated may participate in the grant of an option or award to himself or herself.

  (f)
  All other applicable limitations on delegated authority under Section 157(c) and other provisions of the DGCL shall apply to officers acting pursuant to delegated authority under the Plans.

  (g)
  No Award may be granted under the Plan after the tenth anniversary of the amendment and restatement of the Plan effective May 2, 2003, but Awards theretofore granted may extend beyond that date.

7.     Terms and Conditions of Options

        Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

  (a)
  Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted. The Committee may require the Participant to pay a portion of the Option Price at the time of grant of the option, with the remainder of the Option Price payable upon exercise of the Option. Such prepayment of the Option Price shall be non-refundable except to the extent set forth in a Participant's original option agreement.

  (b)
  Exercisability. Options granted under the Plan shall be exercisable with the exception of certain non-US jurisdictions at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

  (c)
  Exercise Of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, (A) the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence, or (B) the date of sale by a broker of all or a portion of the Shares being purchased pursuant to clause (iv) in the following sentence. Unless otherwise determined by the Committee, the Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full not later than the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate unpaid Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, subject to applicable law. The Award agreement shall, unless otherwise provided by the Committee, permit the Participant to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Participant as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of the Option and, if no additional accounting expense would result to the Company, to pay the Option Price. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

  (d)
  Restrictions On Shares Issued Upon Exercise; Other Conditions. If and to the extent so determined by the Committee, Shares issued upon exercise of an Option may be subject to limitations on transferability, risks of forfeiture, deferral of delivery, or such other terms and conditions as the Committee may impose, subject to Section 14(b). Such terms and conditions may include required forfeiture of Options or gains realized upon exercise thereof, for a specified period after exercise, in the event the Participant fails to comply with conditions relating to non-competition, non-disclosure, non-solicitation or non-interference with employees, suppliers, or customers, and non-disparagement and other conditions specified by the Committee.

  (e)
  Exercisability Upon Termination of Employment by Death or Disability. If a Participant's employment with the Company and its Subsidiaries terminates by reason of death or disability after the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full (i.e., become non-forfeitable) and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

  (f)
  Exercisability Upon Termination of Employment by Retirement. If a Participant's employment with the Company and its Subsidiaries terminates by reason of Retirement after the date of grant of an Option, the Participant's unexercised Option may thereafter be exercised only during the period ending at the earlier of five years after such Retirement or the stated expiration date of such Option (the "Post-Retirement Exercise Period"), provided that such Option shall be exercisable during such Post-Retirement Exercise Period only to the extent such Option was exercisable at the time of such Retirement. The foregoing notwithstanding, (i) the Committee may, in its sole discretion, accelerate the vesting of the unvested portion of such Option held by a Participant upon such Participant's Retirement, in which case such Option shall not be forfeited as provided herein but thereafter shall become exercisable to the extent and at such times as such portion of the Option would have become both vested and exercisable during the Post-Retirement Exercise Period had the Participant's employment not been terminated, unless the Committee specifies otherwise; and (ii), if a Participant dies within a period of five years after such Retirement, the Participant's unexercised Option (to the extent not previously forfeited) may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death.

  (g)
  Effect of Other Termination of Employment. If a Participant's employment with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the date of grant of an Option as described above, the Participant's unexercised Option may thereafter be exercised during the period ending 90 days after the date of such termination of employment, but only to the extent such Option was exercisable at the time of such termination of employment, and in no event may such Option be exercised after its stated expiration date. The foregoing notwithstanding, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant or specify post-termination exercise periods longer than 90 days, but not extending past the Option's stated expiration date, provided that this authority shall not apply if such Participant is terminated from employment for "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

8.     Terms and Conditions of Stock Appreciation Rights

  (a)
  Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

  (b)
  Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares subject to an exercisable Option with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

  (c)
  Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

  (d)
  Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9.     Other Stock-Based Awards

  (a)
  Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) as an outright bonus or upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock- Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 9(a). In addition, the Committee is authorized to grant dividend equivalents to a Participant, entitling the Participant to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.

  (b)
  Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is deductible by the Company without limitation under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) economic value added; (xix) return on assets; (xx) total shareholder return (stock price appreciation plus dividends and distributions); (xxi) operating management goals; (xxii) and execution of pre-approved corporate strategy. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. In the case of a Performance-Based Award which is not valued in a way in which the limitation set forth in the final sentence of Section 3 would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4), the maximum amount of a Performance-Based Award to any Participant with respect to performance in a single fiscal year of the Company shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

10.   Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

  (a)
  Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares of other corporate exchange, or any large, special, and non-recurring distribution to Shareholders, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, including the limitation on full-value Shares under Section 3(a), (ii) the Option Price, (iii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 3 hereof and/or (iv) any other affected terms of such Awards (including making provision for the payment of cash, other Awards or other property in respect of any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized to be made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted under Section 9(b) hereof intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify.

  (b)
  Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

11.   No Right To Employment

        The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.   Nontransferability of Awards

        An Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.   Amendments and Termination

  (a)
  Changes To The Plan. The Board may amend, alter or discontinue the Plan, except that (i) any amendment or alteration shall be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if (1.) such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit amendments or alterations to shareholders for approval or (2.) such amendment or alteration would materially increase the number of shares reserved for the purposes of the Plan, materially broaden the employees or class of employees eligible to receive Awards under the Plan or materially increase benefits accruing to employees participating in the Plan; (ii) without the consent of a Participant, no amendment or alteration shall materially impair any of the Participant's rights under an Award theretofore granted to such Participant; and (iii) the Committee may amend or alter the Plan in such manner as it deems necessary to permit the granting of Awards meeting requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

  (b)
  Changes To Outstanding Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan and except that the Committee may not amend or alter an Award theretofore granted if such action would result in an Award having terms that would not have been authorized or permitted for a new grant or Award under the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Other provisions of the Plan notwithstanding, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Shares having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

15.   International Participants

        With respect to Participants who reside or work outside the United States of America and either who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code or who are granted Awards not intended to qualify as "performance-based compensation" under Section 162(m), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with local laws, regulations, or customs or otherwise to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

16.   Nonexclusivity of the Plan

        Neither the adoption of the Plan by the Board nor any submission of the Plan, specific Plan terms, or amendments thereto to a vote of shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such other arrangements may be either applicable generally or only in specific cases.

17.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of New York.

18.   Effectiveness of the Plan

        The Plan shall be effective as of the Spinoff Date.

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1998 IMS HEALTH INCORPORATED EMPLOYEES' STOCK INCENTIVE PLAN (As amended and restated effective May 2, 2003)